Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

SCWorx Corp.

We hereby consent to the incorporation by reference in the registration statement of SCWorx Corp. on Amendment No. 1 to Form S-3 of our report dated March 31, 2026 with respect to the consolidated audited financial statements of SCWorx Corp. for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Astra Audit & Advisory, LLC

Astra Audit & Advisory, LLC

Tampa, FL

October 23, 2026

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707